Exhibit 4.21

RANKING AGREEMENT

among

CABLETEL (UK) LIMITED

and

DEUTSCHE BANK AG, LONDON BRANCH as First Security Trustee and Second Security Trustee

19 January 2010

DUNDAS & WILSON CS LLP

Saltire Court
20 Castle Terrace
Edinburgh EH1 2EN

Tel 0131 228 8000
Fax 0131 228 8888
Legal Post: LP2 Edinburgh 6
FAS: 1310

Ref: DAC/CLP/DEU002.0063

RANKING AGREEMENT

amongst

CABLETEL (UK) LIMITED, incorporated under the Companies Acts (Company Number 02835551) and having its Registered Office at 160 Great Portland Street, London, W1W 5QA (the “Chargor”)

and

DEUTSCHE BANK AG, LONDON BRANCH, in its capacity as security trustee for the First Beneficiary and the Second Beneficiaries under the First Standard Security (the “First Security Trustee”)

and

DEUTSCHE BANK AG, LONDON BRANCH, in its capacity as security trustee for the First Beneficiary and the Second Beneficiaries under the Second Standard Security (the “Second Security Trustee”)

WHEREAS:-

A.                                   The Chargor has granted in favour of the First Security Trustee the First Standard Security;

B.                                     The Chargor has granted in favour of the Second Security Trustee the Second Standard Security;

C.                                     The First Security Trustee and the Second Security Trustee wish to regulate their respective priorities in the manner set out in this Agreement; and

D                                       The Chargor has agreed to the said ranking of the respective priorities of the Standard Securities as is evidenced by its execution of this Agreement.

NOW THEREFORE IT IS AGREED AS FOLLOWS:-

1.                                       INTERPRETATION

1.1                                 In this Agreement the following expressions shall have the meanings set out opposite them:

Beneficiaries	shall mean the First Beneficiary and the Second Beneficiaries as defined in the Group Intercreditor Deed

First Standard Security	shall mean the standard security granted by the

Chargor in favour of the First Security Trustee over the Security Subjects dated 3 and registered in the Land Register of Scotland on 10, both March 2006, as varied by Deed of Variation of Standard Security by the Chargor in favour of the First Security Trustee dated on or around the date hereof and registered or about to be registered in the Land of Register of Scotland

Group Intercreditor Deed

shall mean the group intercreditor deed dated 3 March 2006, as amended and restated on 13 June 2006, 10 July 2006, 31 July 2006, 15 May 2008, 30 October 2009 and 8 January 2010 and as amended, restated, modified, supplemented or novated from time to time entered into among the Security Trustee, the Facility Agent, the Original Senior Borrowers, the Original Senior Guarantors, the Senior Lenders, the Hedge Counterparties, the Intergroup Debtors and the Intergroup Creditors (as each of those terms are defined therein) and certain other members of the Group.

Second Standard Security

shall mean the standard security granted or to be granted by the Chargor in favour of the Second Security Trustee over the Security Subjects dated on or around the date hereof and registered or about to be registered in the Land Register of Scotland

Security Subjects	shall mean ALL and WHOLE the subjects comprising the land and warehouse premises at Glasgow Road, Renfrew and registered in the Land Register of Scotland under Title Number REN93989

Standard Securities	shall mean the First Standard Security and the Second Standard Security

1.2                                Unless otherwise stated, the terms defined in the Group Intercreditor Deed shall have the same meaning herein (including in the recitals hereto).

1.3                                References to the First Security Trustee, the Second Security Trustee and the Chargor include their respective successors and assignees permitted in terms of the Group Intercreditor Deed.

1.4                                In this Agreement, the singular includes the plural and vice versa.  Clause headings are for convenience only.

1.5                                Reference to any statutory provision shall be deemed to include reference to any statute or statutory provision which amends, extends, consolidates or replaces the same or which has been amended, extended, consolidated or replaced by the same, and to any order, regulation, instrument or other subordinate legislation made under the relevant statute.

2.                                       GROUP INTERCREDITOR DEED

This Agreement is supplemental to the Group Intercreditor Deed and the whole terms, undertakings, obligations, powers, rights, provisions and others of and contained in the Group Intercreditor Deed are held to be incorporated in and shall be deemed to form part of this Agreement.  In the event of any inconsistency between the terms of this Agreement and the terms of the Group Intercreditor Deed, the terms of the Group Intercreditor Deed shall prevail.

3.                                       RANKING

The Standard Securities shall rank in the following order of priority, namely:-

The First Standard Security and the Second Standard Security shall rank pari passu as if they had been created simultaneously and as a continuing security for, and shall not be affected by any fluctuations in the amounts secured thereby.

4.                                       EXCLUSION OF LEGAL RULES

Notwithstanding the provisions of Section 13 of the Conveyancing and Feudal Reform (Scotland) Act 1970 or Sections 464 or 466 of the Companies Acts 1985, or any other rule of law which might operate to the contrary effect, the provisions of Clause 3 as to ranking of the Standard Securities shall be valid and effective irrespective of the dates or times at which the Standard Securities were executed or constituted or registered and irrespective of the date or dates on which sums have been or may be advanced by the Beneficiaries to any Chargor or any other person or have been or shall be drawn out by any Chargor or any other person or debited to any Chargor or any other person, the Chargor having no concern with the composition of or fluctuations in the sum or sums due by the Chargor to the Beneficiaries.

5.                                       DAMAGE/DESTRUCTION

In the event of damage to or destruction of the Security Subjects or any part thereof by any risk insured against by any Chargor from time to time and in the event that the insurance monies shall not be used to reinstate the Security Subjects or the relevant part thereof, the insurance monies shall be treated as heritable and secured by the Standard Securities and the respective rankings set out in Clause 3 hereof shall apply to such monies as if such monies were fully secured by the Standard Securities.

6.                                       VARIATION/ALTERATION

The Standard Securities are hereby varied to the extent specified in the Agreement and this Agreement shall be construed and receive effect as a variation within the meaning of Section 16 of the Conveyancing and Feudal Reform (Scotland) Act 1970.

7.                                       PROPER LAW

This Ranking Agreement shall be governed by and construed in accordance with the law of Scotland and each of the parties hereto hereby prorogates and accepts the jurisdiction of the Court of Session in Edinburgh.

8.                                       CONSENT TO REGISTRATION

The parties hereto consent to registration hereof for preservation:  IN WITNESS WHEREOF these presents comprising this and the preceding three pages are subscribed for and on behalf of CABLETEL (UK) LIMITED acting by its directors VIRGIN MEDIA DIRECTORS LIMITED and VIRGIN MEDIA SECRETARIES LIMITED as follows:-

ROBERT MACKENZIE duly authorised by

VIRGIN MEDIA DIRECTORS LIMITED

to sign on its behalf as director

/s/ ROBERT MACKENZIE

In the presence of:

/s/ MANOJ BHUNDIA	Witness

Manoj Bhundia	Print full name of Witness

99 City Road	Address of Witness
London EC1Y 1AX

together at

on

ROBERT GALE duly authorised by
VIRGIN MEDIA SECRETARIES LIMITED
to sign on its behalf as director

/s/ ROBERT GALE

In the presence of:

/s/ MANOJ BHUNDIA	Witness

Manoj Bhundia	Print full name of Witness

99 City Road	Address of Witness
London EC1Y 1AX

together at

on

SUBSCRIBED for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH as security trustee for the First Beneficiary and the Second Beneficiaries under the First Standard Security:

at	London
on	19th January 2010
by

/s/ NICOLA ANNE DAWES		Nicola Anne Dawes
Authorised Signatory		Full Name

/s/ VIKKI ANNE MAYELL		Vikki Anne Mayell
Authorised Signatory		Full Name

/s/ CHRISTOPHER MARK AMOTT		Christopher Mark Amott
Witness		Witness Full Name

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB
Address

SUBSCRIBED for and on behalf of DEUTSCHE BANK AG, LONDON BRANCH as security trustee for the First Beneficiary and the Second Beneficiaries under the Second Standard Security:

at	London

on	19th January 2010

by

/s/ NICOLA ANNE DAWES		Nicola Anne Dawes
Authorised Signatory		Full Name

/s/ VIKKI ANNE MAYELL		Vikki Anne Mayell
Authorised Signatory		Full Name

/s/ CHRISTOPHER MARK AMOTT		Christopher Mark Amott
Witness		Witness
Full Name

Deutsche Bank AG London
Winchester House
1 Great Winchester Street
London EC2N 2DB
Address